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                                                                   Exhibit 99.03



                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

     Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named in the Joint Proxy Statement/ Prospectus forming a part of this Registration Statement as a person about to become a director of Household International, Inc.



                                       /s/ Finn M.W. Caspersen


Peapack, New Jersey
May 21, 1998